EXHIBIT 10.17

CONSULTING AGREEMENT BETWEEN EMIL WANG AND LATITUDE COMMUNICATIONS, INC.

This Consulting Agreement (the “Agreement”) is entered into by and between Latitude Communications, Inc., (the “Company”), a Delaware corporation, and Emil Wang (“Consultant”).

1.             Consulting Relationship.  During the term of this Agreement, Consultant will provide consulting services (the “Services”) to the Company as described on Exhibit A attached to this Agreement. Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services.  Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2.             Fees.  As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement at the times specified therein.

3.             Expenses.  Consultant shall be reimbursed for out-of-pocket expenses incurred by Consultant at the request of the Company in connection with the provision of the Services, provided that Consultant submits receipts for such expenses and obtains prior written approval for any expenses in excess of $1000.

4.             Term and Termination.  Consultant shall serve as an independent contractor to the Company for the period commencing on October 1, 2002 and terminating no later than March 31, 2003, unless extended by the mutual written agreement of the parties hereto.  Notwithstanding the foregoing, either party may terminate this Agreement at any time upon ten days’ written notice.  In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.  Further, the Company may terminate this Agreement upon Consultant’s material breach of any provisions of this Agreement or the Confidentiality Agreement (as defined below) with no further obligations to Consultant as set forth in Section 9 below. The provisions of Sections 5, 7, 8, and 9 and the Confidentiality Agreement shall survive any termination or expiration of this Agreement in perpetuity.

5.             Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.  Consultant shall have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.  Consultant shall provide the Services using her own tools/equipment.  Consultant acknowledges and agrees that Consultant will not be eligible for any Company employee benefits and to the extent she becomes eligible for such benefits, Consultant hereby expressly waives any rights to participation in such benefit plans and policies.  Consultant shall have full responsibility for applicable withholding and other taxes for all compensation paid to Consultant under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, including state worker’s compensation insurance coverage requirements and any US immigration visa requirements.

Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding and other taxes or labor or employment requirements.

6.             Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s President/CEO.

7.             Confidentiality Agreement.  Consultant will keep confidential, and will not disclose to any third party (except as otherwise contemplated by the activities undertaken by Consultant for the Company hereunder), all information provided to Consultant by the Company.  The foregoing obligation of confidentiality will not apply to:

a)                                      information that is now in the public domain or subsequently enters the public domain without fault of Consultant’s part;

b)                                     information that is known by Consultant of Consultant’s own sources at the time of disclosure by the Company, as evidenced by Consultant’s prior written records; and

c)                                      information disclosed to Consultant by a third party lawfully and contractually entitled to make such disclosure

Consultant’s obligations of confidentiality will continue for two years after termination of this Agreement of any reason (including the expiration of this term).

8.             Conflicts with this Agreement.  Consultant represents and warrants that he is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement.

9.             Breach of this Agreement.  Consultant acknowledges and agrees that upon Consultant’s material or intentional breach of any of the provisions of this Agreement and following written notice of such breach by the Company to Consultant and an opportunity to cure such breach within five (5) business days where such breach may be cured, in addition to any other remedies the Company may have under this Agreement or otherwise, the Company’s obligations to (i) provide payments to Consultant as described in Sections 2 and 3 of this Agreement, including but not limited to pro-rata payment for work performed as of the date of termination and (ii) continue the consulting relationship under this Agreement, shall immediately terminate.

10.           Miscellaneous.

(a)           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the party to be charged.

(b)           Sole Agreement.  This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(f)            Choice of Law; Jurisdiction.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

(g)           Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement on the respective dates set forth below.

LATITUDE COMMUNICATIONS, INC.		EMIL WANG, an Individual, on behalf of Emil Wang

Name:	/s/ Rick McConnell	/s/ Emil Wang
Signature
Title:	Chief Executive Officer

Date:	October 8, 2002	Date:	October 8, 2002

Address:		Address:
	2121 Tasman Drive		1740 Poppy Ave
	Santa Clara, CA 95054		Menlo Park, CA 94025

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

•                  Assistance in defining and pursuing various strategic alternatives for the Company

•                  Assistance in working with any existing or potential customers the Company may desire

•                  Other projects, as assigned, by the President/CEO

EXHIBIT B

COMPENSATION

For Services performed by Consultant under this Agreement, the Company shall pay Consultant at the rate of $10,000 per month for the months of October, November and December, 2002 and at the rate of $5000 per month for the months of January, February and March, 2003, payable within 10 business days of the Company’s receipt of each Invoice.